UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 12, 2013

G&K Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Minnesota	0-4063	41-0449530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5995 Opus Parkway, Minnetonka, MN	55343
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(952) 912-5500

n/a
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

On September 12, 2013, Douglas A. Milroy, G&K Services' Chief Executive Officer, adopted a stock trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Mr. Milroy entered into the plan for diversification purposes.

Mr. Milroy's 10b5-1 plan provides for the sale of up to 147,600 shares, including shares issued upon the exercise of vested options. Shares may be sold under Mr. Milroy's plan on the open market at prevailing market prices, subject to a minimum price threshold specified in his plan. Sales under the plan may commence on October 14, 2013, and all sales must be completed by January 24, 2014.

Transactions under the 10b5-1 plan will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations. G&K Services does not undertake to report rule 10b5-1 plans that may be adopted by any officers or directors in the future, or to report any modifications or termination of any publicly announced trading plan, except to the extent required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2013	G&K SERVICES, INC. By: /s/ Jeffrey L. Cotter
Name: Jeffrey L. Cotter
Its: Vice President, General Counsel and Corporate Secretary

2